SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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BLUE COAT SYSTEMS, INC.

(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BLUE COAT SYSTEMS, INC.

650 Almanor Avenue

Sunnyvale, CA 94085

August 17, 2005

TO THE STOCKHOLDERS OF BLUE COAT SYSTEMS, INC.:

You are cordially invited to attend the Annual Meeting of Stockholders of Blue Coat Systems, Inc. (formerly known as CacheFlow Inc.) (the “Company”), which will be held at the Company’s headquarters located at 650 Almanor Avenue, Sunnyvale, California 94085, on Tuesday, September 20, 2005, at 10:00 a.m., local time.

Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Brian M. NeSmith

Brian M. NeSmith

President and

Chief Executive Officer

BLUE COAT SYSTEMS, INC.

650 Almanor Avenue

Sunnyvale, California 94085

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 20, 2005

The Annual Meeting of Stockholders (the “Annual Meeting”) of Blue Coat Systems, Inc. (formerly known as CacheFlow Inc.) (the “Company”) will be held at the Company’s headquarters located at 650 Almanor Avenue, Sunnyvale, California 94085, on Tuesday, September 20, 2005, at 10:00 a.m. local time for the following purposes:

1.	To elect four directors of the Board of Directors to serve until the next Annual Meeting or until their successors have been duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending April 30, 2006; and

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the attached Proxy Statement accompanying this notice.

Only stockholders of record at the close of business on August 8, 2005 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company’s headquarters located at 650 Almanor Avenue, Sunnyvale, California, during ordinary business hours for ten days prior to the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Cameron S. Laughlin

Cameron S. Laughlin

Secretary

Sunnyvale, California

August 17, 2005

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

BLUE COAT SYSTEMS, INC.

650 Almanor Avenue

Sunnyvale, California 94085

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 20, 2005

GENERAL INFORMATION

These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Blue Coat Systems, Inc., a Delaware corporation (formerly known as CacheFlow Inc.) (the “Company”), for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Company’s headquarters located at 650 Almanor Avenue, Sunnyvale, California 94085, on Tuesday, September 20, 2005, at 10:00 a.m. local time, and at any adjournments or postponements of the Annual Meeting. These proxy materials were first mailed to stockholders on or about August 17, 2005. Share numbers and prices for dates preceding September 16, 2002 have been adjusted to reflect the 1-for-5 reverse stock split effected on such date.

PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION OF PROXIES

The Company’s Common Stock is the only type of security entitled to vote at the Annual Meeting. On August 8, 2005, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 12,401,773 shares of Common Stock outstanding. Each stockholder of record on August 8, 2005 is entitled to one vote for each share of Common Stock held by such stockholder on August 8, 2005. All votes will be tabulated by the inspector of elections appointed for the meeting who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Quorum Required

The Company’s bylaws provide that the holders of a majority of the Company’s Common Stock issued and outstanding, and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

Proposal 1.    Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The four nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted as having been voted in favor of a nominee. Stockholders may not cumulate votes in the election of directors.

Proposal 2.    Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2006 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

Proxies

Whether or not you are able to attend the Company’s Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company’s Board of Directors (the “Board of Directors”) and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors (as set forth in Proposal No. 1), FOR Proposal No. 2, and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company’s principal executive office before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

Solicitation of Proxies

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward these solicitation materials to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for such services.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The directors who are being nominated for reelection to the Board of Directors (the “Nominees”), their ages as of July 31, 2005, their positions and offices held with the Company and certain biographical information are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any Nominee who is unable or will decline to serve as a director. The four (4) nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company to serve until the next Annual Meeting or until their successors have been duly elected and qualified.

Nominees	Age	Position(s) and Office(s) Held with the Company
James A. Barth (1)(2)(3)	62	Director
David W. Hanna (1)(2)(3)	66	Chairman of the Board and Director
Brian M. NeSmith	43	President, Chief Executive Officer and Director
Jay W. Shiveley III (1)(3)	48	Director

(1)	Member of Audit Committee
(2)	Member of Compensation Committee
(3)	Member of the Nominating/Corporate Governance Committee

James A. Barth has served as a director of the Company since January 2005. Since September 2004, Mr. Barth has been Chief Executive Officer and a Director of Proximex Corporation, a developer of intelligent surveillance management software. From March 1999 to September 2004, Mr. Barth was Chief Financial Officer of NetIQ Corporation, a systems and security management software company. He was also vice president and then senior vice president of finance and administration during this period. From November 1997 until it was sold to Sterling Software in March 1999, Mr. Barth served as Vice President and Chief Financial Officer of Interlink Computer Sciences, Inc., a developer of enterprise networking software designed for the IBM mainframe platform. From 1980 to November 1997, Mr. Barth served as Chief Financial Officer at several other high technology companies, including eleven years at Rational Software Corporation. Mr. Barth holds a B.S. in business administration from the University of California at Los Angeles and is a certified public accountant.

David W. Hanna has served as a director of the Company since October 1996 and as its Chairman of the Board of Directors since February 2001. From December 1998 to March 1999, Mr. Hanna also served as the Company’s Interim President and Chief Executive Officer. Mr. Hanna has served as Chairman of the Board of Tropos Networks, Inc. since January 2002 and also served as that company’s Chief Executive Officer from January 2002 to January 2004. From March 1998 to March 2000, Mr. Hanna served as President and Chief Executive Officer of Sage Software, Inc., a financial software company. Mr. Hanna served as President and Chief Executive Officer of State of the Art, Inc., a financial software developer, from November 1993 until March 1998. Mr. Hanna serves on the Board of Handmark, Inc. In addition, Mr. Hanna has served as Chairman, CEO and/or President of The Hanna Group since 1984; Hanna Capital Management since 1998; and Hanna Ventures since 1999. Mr. Hanna holds a B.S. in business administration from the University of Arizona.

Brian M. NeSmith has served as President, Chief Executive Officer and a director of the Company since March 1999. From December 1997 to March 1999, Mr. NeSmith served as Vice President of Nokia IP, Inc., a security router company, which acquired Ipsilon Networks, Inc., an IP switching company, where Mr. NeSmith served as Chief Executive Officer from May 1995 to December 1997. From October 1987 to April 1995, Mr. NeSmith held several positions at Newbridge Networks Corporation, a networking equipment manufacturer, including vice president and general manager of the VIVID group. Mr. NeSmith holds a B.S. in electrical engineering from the Massachusetts Institute of Technology.

Jay W. Shiveley III has served as a director of the Company since May 2004. Since January 2004, he has served as a Managing Director at VantagePoint Venture Partners. Prior to that, he was a Venture Partner and Managing Director of the Sprout Group from May 2003 to December 2003 and a General Partner of Atlas Ventures from June 2001 to December 2002. From June 1997 to February 2001, Mr. Shiveley was Senior Vice President of Worldwide Operations at Vitria Technology, a software company. Prior to that, he served in various positions, including Senior Vice President of North American Operations for Forte Software, Group Director for U.S. Operations for all Federal contractors and systems integrators worldwide for Oracle Corporation, and Principal and head of worldwide sales for Lawson Software. Mr. Shiveley is a director of several privately held companies. Mr. Shiveley holds a B.S. in finance and accounting from the Mankato State University.

Board of Directors Meetings and Committees

During the fiscal year ended April 30, 2005, the Board of Directors held nine (9) meetings and acted by written consent in lieu of a meeting on three (3) occasions. The Board of Directors currently consists of six (6) directors. Mr. Rachleff, a director of the Company since 1997, has notified the Board of Directors that he does not intend to stand for re-election at the 2005 Annual Meeting of Stockholders. His term will expire at the 2005 Annual Meeting of Stockholders. Mr. Andreessen, a director of the Company since 1999, has notified the Board of Directors that he does not intend to stand for re-election at the 2005 Annual Meeting of Stockholders. His term will expire at the 2005 Annual Meeting of Stockholders. For the fiscal year, each of the directors during the term of his tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings or actions by written consent of the Board of Directors and (ii) the total number of meetings or actions by written consent of a committee of the Board of Directors on which each such director served, except for Mr. Shiveley, who attended 60% of the meetings of the Board of Directors and committees of which he is a member. The Board of Directors has three (3) standing committees: the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee.

Audit Committee.    During the fiscal year ended April 30, 2005, the Audit Committee of the Board of Directors (the “Audit Committee”) held eight (8) meetings and acted by written consent in lieu of a meeting on three (3) occasions. The Audit Committee serves as the representative of the Board of Directors for general oversight of the Company’s financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations and the Company’s Standards of Business Conduct. The Audit Committee annually appoints an independent registered public accounting firm to audit the financial statements of the Company. In addition, the Audit Committee approves the scope of the annual audits and fees to be paid to the Company’s auditors. Three directors currently comprise the Audit committee: Mr. Barth, who was elected to the committee in January 2005, Mr. Hanna and Mr. Rachleff. Mr. Hanna was Chairman of the Audit Committee until January 2005, when Mr. Barth was elected Chairman of the Audit Committee. Mr. Andreessen served on the Audit Committee until January 2005, when he resigned from the Audit Committee. Mr. Rachleff, a member of the Audit Committee, has notified the Board of Directors that he does not intend to stand for re-election at the 2005 Annual Meeting of Stockholders. As of the date of the 2005 Annual Meeting of Stockholders, Mr. Shiveley will replace Mr. Rachleff as a member of the Audit Committee. All current members of the Audit Committee are, and all members of the Audit Committee as of the Annual Meeting of Stockholders are, independent under applicable SEC and Nasdaq rules. In addition, the Board has determined that Mr. Hanna and Mr. Barth each qualify as an “audit committee financial expert” as defined by Item 401(h) of regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Compensation Committee.    During the fiscal year ended April 30, 2005, the Compensation Committee of the Board of Directors (the “Compensation Committee”) held no meetings and acted by written consent in lieu of a meeting on eighteen (18) occasions. The Compensation Committee reviews the performance of the executive officers of the Company, establishes compensation programs for the officers and reviews the compensation programs for other key employees, including salary and cash bonus levels, and administers the Company’s 1999 Stock Incentive Plan, the 2000 Supplemental Stock Option Plan and the Employee Stock Purchase Plan. The current members of the Compensation Committee are Messrs. Hanna and Rachleff. Mr. Rachleff, a member of the Compensation Committee, has notified the Board of Directors that he does not intend to stand for re-election at the 2005 Annual Meeting of Stockholders. As of the date of the 2005 Annual Meeting of Stockholders, Mr. Barth will replace Mr. Rachleff as a member of the Compensation Committee.

Nominating/Corporate Governance Committee.    During the fiscal year ended April 30, 2005, the Nominating/Corporate Governance Committee of the Board of Directors (the “Nominating Committee”) held one meeting and acted by written consent in lieu of a meeting on one occasion. The Nominating Committee oversees the nomination of directors for service on the Board of Directors and its committees and other related matters, reviews and considers developments in corporate governance practices, and recommends to the Board of Directors corporate governance policies and procedures applicable to the Company. The current members of the Nominating Committee are Messrs. Hanna, Rachleff and Shiveley, each of whom are independent under applicable Nasdaq rules. Mr. Rachleff, a current member of the Nominating Committee, has notified the Board of Directors that he does not intend to stand for re-election when his term expires at the 2005 Annual Meeting of Stockholders. As of the date of the 2005 Annual Meeting of Stockholders, Mr. Barth will replace Mr. Rachleff as a member of the Nominating Committee.

When reviewing a potential candidate for nomination as director, including an incumbent whose term is expiring, the Nominating Committee will consider the perceived needs of the Board of Directors, the candidate’s relevant background, experience, skills and expected contributions, and the qualification standards established from time to time by the Nominating Committee. With respect to such standards, it is the Nominating Committee’s goal to assemble a Board that has a diversity of experience at policy-making levels in business, government, education and technology, and in areas that are relevant to our global activities. In addition, the Nominating Committee believes that members of the Board of Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. They must have an inquisitive and objective perspective and mature judgment. They must also have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. In addition to the benefits of diverse viewpoints, the Nominating Committee may also take into account the benefits of a constructive working relationship among directors. Members of the Board of Directors will be expected to rigorously prepare for, attend, and participate in all Board and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating Committee may also consider such other factors as it may deem, from time to time, are in the best interests of Blue Coat and our stockholders.

The Nominating Committee will consider candidates for directors proposed by directors or management, and will evaluate any such candidates against the criteria and pursuant to the policies and procedures set forth above. If the Nominating Committee believes that the Board of Directors requires additional candidates for nomination, it may engage, as appropriate, a third party search firm to assist in identifying qualified candidates. As part of the nominating process, all incumbent directors and non-incumbent nominees will be required to submit a completed form of directors’ and officers’ questionnaire and all incumbent directors may be required to participate in a peer-assessment process. The nomination process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating Committee.

In addition, stockholders may recommend or nominate directors for election at an annual meeting, provided the advance notice requirements set forth in our Bylaws have been met. Candidates recommended by stockholders will be evaluated against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Code of Business Conduct and Ethics.    The Board of Directors has adopted a Code of Business Conduct and Ethics (the “Code”), which outlines the principles of legal and ethical business conduct under which we do business. The Code is applicable to all of our directors, officers and employees. The Code is available at http://www.bluecoat.com/aboutus/investor_relations/. The Company will also provide a copy of the Code, free of charge, upon request to the Company’s Secretary. Any substantive amendment of the Code, and any waiver of the Code for executive officers or directors, will be made only after approval by a committee comprised of a majority of our independent directors and will be disclosed on our website. In addition, disclosure of any such waiver will be made within four days by the filing of a Form 8-K with the SEC.

The Board has also adopted a written charter for each of the Audit Committee, Compensation Committee and Nominating/ Corporate Governance Committee. Each charter is available on the Company’s website at http://www.bluecoat.com/aboutus/investor_relations/.

Independence of Directors

The Board of Directors is comprised of a majority of directors who qualify as independent directors under applicable SEC and Nasdaq rules. The Board of Directors has determined Messrs. Andreessen, Barth, Hanna, Rachleff and Shiveley to be independent under NASDAQ Rule 4200. Mr. Rachleff and Mr. Andreessen, both directors, have notified the Board of Directors that they each do not intend to stand for re-election at the 2005 Annual Meeting of Stockholders. As of the date of the 2005 Annual Meeting of Stockholders, the Board of Directors will continue to be comprised of a majority of directors who qualify as independent directors pursuant to the rules adopted by the SEC and Nasdaq.

Communication with the Board of Directors

Interested parties may contact the Board of Directors or any committee of the Board of Directors by sending correspondence to the attention of the Company’s Secretary, c/o Blue Coat Systems, Inc., 650 Almanor Avenue, Sunnyvale, California 94085. Any mail received by the Secretary with the exception of improper commercial solicitations will then be forwarded to the members of the Board of Directors or the appropriate committee for their further action, if necessary. The Company does not have a policy requiring attendance by members of the Board of Directors at the Company’s annual meeting. At the Company’s 2004 Annual Meeting, Brian M. NeSmith, a member of the Board of Directors and the Company’s Chief Executive Officer was in attendance and available for questions.

Director Compensation

Except for grants of stock options, directors of the Company generally do not receive compensation for services provided as a director. The Company also does not pay compensation for committee participation or special assignments of the Board of Directors, except that Mr. Barth is paid a director fee in the amount of $45,000 per annum for serving as Chairman of the Audit Committee.

Non-employee directors are eligible for periodic automatic option grants under our 1999 Stock Incentive Plan (the “Incentive Plan”) and our 1999 Director Plan (the “Director Plan”). Under the current provisions of the Incentive Plan and Director Plan, each individual who first becomes a non-employee director after November 16, 2004 will be granted options to purchase 10,000 shares on the date such individual joins the Board of Directors and each individual who first becomes Chairman of the Audit Committee after November 16, 2004 will be granted options to purchase 7,500 shares on the date such individual becomes Chairman of the Audit Committee, provided in each case such individual has not been previously employed by the Company. Each non-employee director will be granted an additional option to purchase 4,000 shares annually on the date of each Annual Meeting of Stockholders. In addition, beginning on November 16, 2004 and thereafter, at each Annual Meeting of Stockholders, each individual who will continue serving as a member of the Audit Committee thereafter will receive annual option grants to purchase 2,500 shares of Common Stock. At each Annual Meeting of Stockholders after November 16, 2004, each individual who will continue serving as the chairman of the Audit Committee thereafter will receive additional option grants to purchase 5,000 shares of Common Stock. The option price for each automatic option grant will be equal to the fair market value per share of Common Stock on the automatic grant date. Each initial automatic grant shall become exercisable for 25% of the shares upon the optionee’s completion of 12 months of service from the date of grant and the balance of the shares in annual installments over the three-year period thereafter; each annual automatic grant shall become exercisable in full on the first anniversary of the grant date. In addition, initial and annual automatic grants become exercisable in full in the event of a change in control of the Company. Directors are eligible to receive additional options and be issued shares of Common Stock directly under the Incentive Plan, and directors who are also employees of the Company are also eligible to participate in the Company’s Employee Stock Purchase Plan.

On May 14, 2004, Mr. Shiveley was granted an option to purchase 5,000 shares of Common Stock at an exercise price of $36.09 in connection with joining the Board of Directors. On October 5, 2004, each of Messrs. Andreessen, Hanna and Rachleff received an option to purchase 2,500 shares at an exercise price of $16.70 per share in connection with their continuing service on the Board of Directors. On October 5, 2004, each of Messrs. Andreessen, Hanna, and Rachleff received an option to purchase 1,250 shares at an exercise price of $16.70 per share in connection with their services on the Audit Committee. In addition, Mr. Hanna received an option to purchase 2,500 shares of Common Stock on October 5, 2004 at an exercise price of $16.70 per share in connection with his service as Chairman of the Audit Committee. On January 14, 2005, Mr. Barth was granted options to purchase 10,000 shares of Common Stock in connection with joining the Board of Directors and an option to purchase 7,500 shares of Common Stock, in connection with joining the Audit Committee as Chair, each at an exercise price of $19.09 per share.

On the date of this Annual Meeting, each of Messrs. Barth, Hanna and Shiveley will receive options to purchase 4,000 shares of Common Stock in connection with their continuing service on the Board of Directors. In addition, each of Messrs. Barth and Hanna will receive an additional option to purchase 2,500 shares of Common Stock for continuing to serve as a member of the Audit Committee. Mr. Barth will receive an additional option to purchase 5,000 shares of Common Stock for continuing to serve as the Chairman of the Audit Committee.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED HEREIN.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company is asking the stockholders to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2006. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the Annual Meeting will be required to ratify the appointment of Ernst & Young LLP.

In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent registered accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company’s and its stockholders’ best interests.

Ernst & Young LLP has audited the Company’s financial statements since 1999. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING APRIL 30, 2006.

MANAGEMENT

The following chart sets forth certain information regarding the executive officers of Blue Coat as of August 1, 2005:

Nominees	Age	Position(s) and Office(s) Held with the Company
Brian M. NeSmith	43	President, Chief Executive Officer and Director
Kevin S. Royal	41	Senior Vice President and Chief Financial Officer
Thomas B. Ayers	49	Senior Vice President of Worldwide Field Operations
David A. de Simone	50	Senior Vice President of Engineering
David L. Cox	42	Vice President of Operations
Stephen P. Mullaney	41	Vice President of Worldwide Marketing
Cameron S. Laughlin	36	Vice President, General Counsel and Secretary

Brian M. NeSmith has served as President and Chief Executive Officer and a director of the Company since March 1999. From December 1997 to March 1999, Mr. NeSmith served as Vice President of Nokia IP, Inc., a security router company, which acquired Ipsilon Networks, Inc., an IP switching company, where Mr. NeSmith served as Chief Executive Officer from May 1995 to December 1997. From October 1987 to April 1995, Mr. NeSmith held several positions at Newbridge Networks Corporation, a networking equipment manufacturer, including vice president and general manager of the VIVID group. Mr. NeSmith holds a B.S. in electrical engineering from the Massachusetts Institute of Technology.

Kevin S. Royal has served as Senior Vice President and Chief Financial Officer of Blue Coat since May 2005. From January 2002 to April 2005, Mr. Royal served as Chief Financial Officer at Novellus Systems, Inc. Mr. Royal joined Novellus in 1996 and held various senior finance positions including Vice President Finance and Corporate Controller. Prior to Novellus, Mr. Royal worked for Ernst & Young LLP in their Northern California high technology practice for over 10 years. Mr. Royal received his Bachelor of Business Administration from Harding University and is a Certified Public Accountant in the State of California.

Thomas B. Ayers has served as Senior Vice President, Worldwide Field Operations at Blue Coat since November 2004, after serving as Senior Vice President of Sales since joining Blue Coat in October 2002. From February 1999 to October 2002, Mr. Ayers served as Vice President of Sales, for the McAfee division of Network Associates, for both enterprise accounts and the SMB sales organizations. Mr. Ayers served as a regional sales director at Sequent Computers from 1997 until the company’s acquisition by IBM in 1999. He also held several sales management positions at Amdahl Corporation from 1991 to 1997, most recently serving as Vice President of Sales for operational services from 1995 to 1997. Additionally, Mr. Ayers has more than 13 years of systems engineering, sales, and sales management experience from IBM, where he worked from 1977 until 1991. Mr. Ayers holds a B.B.A. degree in marketing from the University of Texas at Austin.

David A. de Simone has served as Senior Vice President of Engineering at Blue Coat since September 2003. From December 2002 to September 2003, Mr. de Simone worked as an independent consultant providing technical assistance and executive coaching to several clients. From May 2000 to December 2002, Mr. de Simone served as Vice President of Platform Development for Brocade Communications Systems a leading provider of storage area networking products. From February 1989 to May 2000, Mr. de Simone held a number of positions with Tandem Computers, which was acquired by Compaq Computer Systems. During the last several years of his tenure with Compaq and Tandem, Mr. de Simone was Vice President of Clustering Technology, and earlier in his tenure with Tandem he was a Director of Engineering. Mr. de Simone has an additional 11 years of experience in a variety of Engineering and Operations roles. Mr. de Simone holds a B.S.E.E. from the University of California, Davis.

David L. Cox has served as Vice President of Operations, responsible for Manufacturing and Facilities, at Blue Coat since July 2003. From February 2001 to July 2003, Mr. Cox served as Vice President of Operations and/or an operations consultant to several internet infrastructure start-ups, including Pluris, RouteScience Technologies, and Hammerhead Systems. From January 1996 to February 2001, Mr. Cox served in multiple manufacturing management roles at Cisco Systems; his last role was that of Business Operations Director. Mr. Cox holds an M.B.A. from Santa Clara University and a B.A. in International Relations from the University of California, Davis.

Stephen P. Mullaney has served as Vice President of Worldwide Marketing at Blue Coat Systems since July 2003. From October 2000 to March 2003, Mr. Mullaney was Vice President of Marketing at Force10 Networks, a networking company. From February 2000 to October 2000, Mr. Mullaney was Vice President of Marketing at Growth Networks, a developer of terabit switching fabric ICs, which was acquired by Cisco Systems. Prior to joining Growth Networks, Mr. Mullaney spent ten years at SynOptics and Bay Networks in various marketing, product management, and engineering roles. Mr. Mullaney holds a B.S. in Electrical Engineering from University of Rhode Island.

Cameron S. Laughlin has served as Vice President and General Counsel of the Company since May 2004 and was appointed Secretary of Blue Coat in August 2004. From August 2003 to February 2004, Ms. Laughlin served as Vice President of Business Affairs, General Counsel and Secretary of CommerceNet, Inc., a non-profit company focused on a wide variety of internet applications. From October 1999 to May 2003, Ms. Laughlin served as Vice President Business Affairs, General Counsel and Secretary for Perfect Commerce, Inc., an enterprise software company focused on strategic sourcing. Prior to joining Perfect Commerce, Ms. Laughlin was an associate at Gunderson Dettmer, a law firm in Menlo Park, from September 1995 to September 1999. Ms. Laughlin holds a B.S. in biochemistry from University of California at Santa Barbara and a J.D. from the University of San Francisco. Ms. Laughlin is a member of the State Bar of California and the American Bar Association.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 31, 2005, certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company’s outstanding shares of Common Stock, (ii) each of the Company’s directors as of that date, (iii) each of the executive officers named in the Summary Compensation Table below and (iv) all current directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty (60) days of the date as of which the information is provided. Shares issuable pursuant to stock options and warrants exercisable within sixty (60) days of May 31, 2005 are deemed outstanding for computing the percentage of the person holding the options and warrants, but are not outstanding for purposes of computing the percentage of any other person. As a result, the percentage ownership of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

	Shares Beneficially Owned As of April 30, 2005(1)
Beneficial Owner	Number of Shares	Percentage of Class
Credit Suisse First Boston (2)	1,311,490	10.6%
Massachusetts Financial Services Company (3)	1,085,750	8.8
Brian M. NeSmith (4)	526,521	4.2
Robert P. Verheecke (5)	174,400	1.4
Thomas B. Ayers (6)	62,714	*
David A. de Simone (7)	68,965	*
Stephen P. Mullaney (8)	50,322	*
Marc L. Andreessen (9)	188,368	1.5
James A. Barth	0	*
David W. Hanna (10)	253,095	2.0
Andrew S. Rachleff (11)	399,271	3.2
Jay W. Shiveley III (12)	21,452	*
All current directors and executive officers as a group (12 persons) (13)	1,786,344	13.9%

*	Less than 1% of the outstanding shares of Common Stock.
(1)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each of the persons named in the table has, to the Company’s knowledge, sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such person. Unless otherwise indicated, the address of each individual listed in the table is c/o Blue Coat Systems, Inc., 650 Almanor Avenue, Sunnyvale, CA 94085. The percentage of beneficial ownership is based on 12,318,101 shares of Common Stock outstanding as of May 31, 2005.
(2)	Based on a Schedule 13D filed with the SEC on September 29, 2003. Address is 11 Madison Avenue, New York, NY 10010. These securities are owned by Sprout Capital IX, L.P., Sprout Entrepreneurs Fund, L.P. and DLJ Capital Corporation, each of which are investment funds affiliated with the Sprout Group, a venture capital affiliate of Credit Suisse First Boston.
(3)	Based on a Schedule 13G filed with the SEC on February 14, 2005. Address is 500 Boylston Street, Boston, Massachusetts 02116.
(4)	Includes 141,121 shares subject to options that are exercisable within 60 days of May 31, 2005 and 385,000 shares held by the Brian M. and Nancy J. NeSmith Family Trust.
(5)	Includes 170,000 shares subject to options that are exercisable within 60 days of May 31, 2005 and 2,400 shares held by Mr. Verheecke’s spouse and children.
(6)	Includes 58,914 shares subject to options that are exercisable within 60 days of May 31, 2005.

(7)	Includes 68,165 shares subject to options that are exercisable within 60 days of May 31, 2005.
(8)	Includes 44,622 shares subject to options that are exercisable within 60 days of May 31, 2005, 5,000 shares of which Mr. Mullaney exercised on June 27, 2005.
(9)	Includes 8,250 shares subject to options that are exercisable within 60 days of May 31, 2005. Also includes 899 shares held by the Andreessen 1996 Charitable Remainder Trust and 179,219 shares held by the Andreessen 1996 Living Trust. Mr. Andreessen, a director of the Company, has notified the Board of Directors that he does not intend to stand for re-election at the 2005 Annual Meeting of Stockholders.
(10)	Includes 31,500 shares subject to options that are exercisable within 60 days of May 31, 2005. Also includes 205,642 shares held by the David W. Hanna Trust, 3,052 shares held by the Hanna Group Profit Sharing Plan and 12,901 shares held by Mr. Hanna’s spouse. Mr. Hanna disclaims beneficial ownership of the shares held by these entities, except to the extent of his economic interest in the funds.
(11)	Includes 14,500 shares subject to options that are exercisable within 60 days of May 31, 2005. Also includes 211,476 shares held by Benchmark Capital Partners, L.P. Mr. Rachleff, one of our directors, is a managing member of Benchmark Capital Management Co., L.L.C., which is the general partner of each of Benchmark Capital Partners, L.P. Mr. Rachleff disclaims beneficial ownership of the shares held by Benchmark Capital Partners, L.P. and Benchmark Founders’ Fund, L.P. except to the extent of his economic interest in the funds. The persons having voting or investment power with respect to the securities held by entities affiliated with Benchmark Capital include David M. Beirne, Bruce W. Dunlevie, Kevin R. Harvey, Robert C. Kagle, Andrew S. Rachleff, and Steven M. Spurlock. Mr. Rachleff, a director of the Company, has notified the Board of Directors that he does not intend to stand for re-election at the 2005 Annual Meeting of Stockholders.
(12)	Includes 1,250 shares subject to options that are exercisable within 60 days of May 31, 2005 and 20,202 shares held by the Shiveley Family Trust.
(13)	Includes 567,012 shares subject to options that are exercisable within 60 days of May 31, 2005.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

The members of the Board of Directors, the executive officers of the Company and persons who hold more than ten percent of the Company’s outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company’s Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for transactions in the Common Stock and their Common Stock holdings for the year ended April 30, 2005 and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the year ended April 30, 2005, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent stockholders, except that Cameron S. Laughlin, the Vice President, General Counsel and Secretary filed her Form 3 late by approximately eight months and filed her Form 4 approximately three weeks late.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of April 30, 2005 with respect to the shares of the Company’s Common Stock that may be issued under the Company’s existing equity compensation plans. The table does not include information with respect to shares subject to outstanding options granted under equity compensation plans assumed by the Company in connection with acquisitions of the companies which originally granted those options. Footnote (5) to the table sets forth the total number of shares of the Company’s Common Stock issuable upon the exercise of those assumed options as of April 30, 2005, and the weighted average exercise price of those options. No additional options may be granted under those assumed plans.

	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)		(b)		(c)
Equity compensation plans approved by security holders (1)	3,042,919	(3)	$25.02	(3)	919,344	(4)
Equity compensation plans not approved by security holders (2)	80,071		$71.15		278,465

Total	3,122,980		$26.20		1,917,809

(1)	Consists of options outstanding under the 1996 Stock Plan and options granted and shares available under the following plans: 1999 Stock Incentive Plan, 1999 Director Option Plan and Employee Stock Purchase Plan (“Stock Plans”). Each year, commencing with the year 2000, the aggregate number of shares authorized under the 1999 Stock Incentive Plan automatically increases by a number equal to the lesser of 5% of the total number of shares of Common Stock outstanding on January 1 of such year, or 400,000 shares. Accordingly, 400,000 shares were added to the 1999 Stock Incentive Plan on January 1, 2005. Each year, commencing with the year 2000, the aggregate number of shares authorized under the 1999 Director Option Plan automatically increases by 20,000 shares or such lesser number of shares as the Company’s Board of Directors may determine. Accordingly, 20,000 shares were added to the 1999 Director Option Plan on January 1, 2005. Each year, commencing with the year 2000, the number of shares under the Employee Stock Purchase Plan automatically increases by 100,000 shares or such lesser number of shares as the Company’s Board of Directors may determine. Accordingly, 100,000 shares were added to the Employee Stock Purchase Plan on January 31, 2005. The Board of Directors may authorize a lesser number of shares to be added to the reserve for Stock Plans, as was done in 2003.
(2)	Consists of shares issuable under the 2000 Supplemental Stock Option Plan (the “Supplemental Plan”), which was implemented by the Board of Directors on February 15, 2000. The Supplemental Plan is a non-shareholder approved plan. Non-statutory options and restricted stock awards may be granted under the Supplemental Plan to employees or consultants of the Company who are neither executive officers nor outside directors at the time of grant. The Board has authorized 600,000 shares of Common Stock for issuance under the Supplemental Plan. All option grants will have an exercise price per share of no less than 25% of the fair market value per share of Common Stock on the grant date. Each option will vest in installments over the optionee’s period of service with the Company. The options will vest on an accelerated basis in the event the Company is acquired and (i) the options are not assumed or replaced by the acquiring entity or (ii) the optionee is subject to an involuntary termination. Additional features of the Supplemental Plan are outlined in Note 8 to the Consolidated Financial Statements.
(3)	Excludes purchase rights accrued under the Employee Stock Purchase Plan.
(4)	Includes shares available for future issuance under the Employee Stock Purchase Plan. As of April 30, 2005, there were 638,273 shares of Common Stock available for future issuance.
(5)	Table excludes information for equity compensation plans assumed by the Company in business combinations under which no additional options may be granted. As of April 30, 2005, a total of 17,012 shares of the Company’s Common Stock were issuable upon exercise of outstanding options under the assumed plans. The related weighted average exercise price of those outstanding options was $66.87 per share.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

The following Summary Compensation Table sets forth the compensation earned for the three most recent fiscal years by the Company’s Chief Executive Officer plus the four other executive officers who were serving as such at the end of the fiscal year ended April 30, 2005, each of whose salary and bonus for the fiscal year ended April 30, 2005 exceeded $100,000 for services rendered in all capacities to the Company and its subsidiaries for that fiscal year. The Company’s Chief Executive Officer and the other executive officers are referred to collectively as the “Named Officers.” No executive officers who would have otherwise been included in such table have been excluded by reason of his or her termination of employment or change in executive status during the year.

Summary Compensation Table

	Fiscal Year	Annual Compensation					Long-Term Compensation
Name and Principal Position							Number of Securities Underlying Options
		Salary		Bonus
Brian M. NeSmith (1) President, Chief Executive Officer, and Director	2005 2004 2003	$ $ $	250,000 135,000 20,000		— — —		0 50,000 100,000

Robert P. Verheecke (2) Senior Vice President, Chief Financial Officer, and Secretary	2005 2004 2003	$ $ $	250,000 250,000 250,000	$ $ $	18,125 20,625 18,750		0 40,000 50,000

Thomas B. Ayers (3) Senior Vice President, Worldwide Sales	2005 2004 2003	$ $ $	187,500 175,000 90,192	$ $ $	162,784 150,857 41,732	(4)	0 35,000 66,000

David A. de Simone (5) Senior Vice President, Engineering	2005 2004 2003	$ $	250,000 164,904 —	$ $	137,500 13,545 —		0 180,000 0

Stephen P. Mullaney (6) Vice President, Worldwide Marketing	2005 2004 2003	$ $	205,000 145,747 —	$ $	14,876 10,638 —		0 88,000 0

(1)	Mr. NeSmith voluntarily reduced his salary effective May 1, 2002 and the Board of Directors restored his salary to its former level effective November 1, 2003.
(2)	Mr. Verheecke resigned as Senior Vice President, Chief Financial Officer and Secretary of the Company in May 2005.
(3)	Mr. Ayers commenced employment in October 2002.
(4)	Represents amounts paid as commissions.
(5)	Mr. de Simone commenced employment in September 2003.
(6)	Mr. Mullaney commenced employment in July 2003.

Option Grants in Last Fiscal Year

No option grants or stock appreciation rights were granted to any Named Officers during the last fiscal year.

The following table sets forth information concerning option holdings as of the end of the fiscal year ended April 30, 2005 with respect to each of the Named Officers. No options were exercised by any Named Officer during the fiscal year ended April 30, 2005. No stock appreciation rights were outstanding at the end of that year.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

	Number of Securities Underlying Unexercised Options at FY-End(1)		Value of Unexercised In-the-Money Options at FY-End(2)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Brian M. NeSmith	72,916	27,084	$885,929	$329,071
Robert P. Verheecke	48,958	21,042	$527,840	$188,660
Thomas B. Ayers	46,250	29,750	$473,413	$301,648
David A. de Simone	56,249	108,751	$357,744	$691,656
Stephen P. Mullaney	38,499	49,501	$344,951	$443,529

(1)	Options vest and become exercisable in the following manner: 25% of the shares vest and are exercisable upon completion of twelve months of service measured from the date of grant and the remainder of the shares vest in thirty-six equal monthly installments upon completion of each additional month of service thereafter. See “Employment Agreements and Termination of Employment and Change in Control Arrangements” for a description of the applicable acceleration features.
(2)	Based on a market value of $14.40 per share, the closing selling price of the Common Stock as reported by the Nasdaq National Market on April 29, 2005, less the exercise price payable for those shares. These values have not been, and may never be, realized.

EMPLOYMENT CONTRACTS, SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS

The compensation committee of the board of directors, as plan administrator of the 1999 Stock Incentive Plan and 2000 Supplemental Stock Option Plan, has the authority to provide for accelerated vesting of the shares of Common Stock subject to outstanding options held by the officers named in the Summary Compensation Table and any other person in connection with certain changes in control of the Company. Under the 1999 Stock Incentive Plan and 2000 Supplemental Stock Option Plan, upon a change in control of the Company, each outstanding option and all shares of restricted stock will generally become fully vested unless the surviving corporation assumes the option or award or replaces it with a comparable award. In addition, an option or award will become fully exercisable and fully vested if the holder’s employment or service is involuntarily terminated within 18 months following the change in control.

The employment of the officers named in the Summary Compensation Table may be terminated at any time. The Company entered into an agreement with Mr. NeSmith, dated February 24, 1999, which provides for acceleration of vesting of option shares as if Mr. NeSmith remained employed for one additional year in the event of a change in control of the Company.

On April 29, 2005, the Company entered into a letter agreement with Robert P. Verheecke, then the Company’s Senior Vice President, Chief Financial Officer, providing for his continued employment through January 31, 2006 (the “April Agreement”). The April Agreement replaces an agreement entered into between the Company and Mr. Verheecke dated November 4, 2004. Under the April Agreement, the Company has agreed that it will not terminate Mr. Verheecke’s employment prior to January 31, 2006 except for cause. Mr. Verheecke may resign his employment at any time. Mr. Verheecke will be responsible for projects as directed by the Company’s Chief Executive Officer, which include business development and financial systems implementation. Until the earlier of January 31, 2006, Mr. Verheecke’s voluntary resignation or termination by the Company for cause, Mr. Verheecke will continue to receive his annual salary and benefits in accordance with the Company’s existing policies. The April Agreement provides that Mr. Verheecke will vest in an additional 20,000 shares under an option granted in June 2003. The April Agreement also contains certain restrictive covenants, releases and other customary terms and conditions. Pursuant to the April Agreement, Mr. Verheecke ceased to be Senior Vice President, Chief Financial Officer as of May 2, 2005.

On August 29, 2003, the Company extended an offer of employment to Mr. de Simone to be the Company’s Senior Vice President of Engineering. Pursuant to the offer letter, if Mr. de Simone’s employment is involuntarily terminated without cause or as a result of a change in control of the Company during his first 24 months of employment, he will vest in his options as if he completed an additional six months of employment and the Company will extend the time he has to exercise his options following termination of employment to one year. In lieu of the foregoing acceleration benefit, Mr. de Simone will receive the benefit available under the 1999 Stock Incentive Plan if it would provide a greater benefit upon a change in control of the Company, which provides that an option will become fully exercisable and fully vested if the optionee’s employment or service is involuntarily terminated within 18 months following the change in control.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors (the “Committee”) has the exclusive authority to establish the level of base salary payable to the Chief Executive Officer (“CEO”) and certain other executive officers of the Company and has the authority to administer the Company’s 1999 Stock Incentive Plan, 2000 Supplemental Stock Option Plan, and Employee Stock Purchase Plan. In addition, the Committee has the responsibility for approving the individual bonus programs to be in effect for the CEO and executive officers each fiscal year.

The Committee relies upon judgment and not upon rigid guidelines or formulas in determining the amount and mix of compensation elements for each executive officer. Key factors affecting the Committee’s judgments include the nature and scope of the executive officer’s responsibilities and the officer’s effectiveness in leading initiatives to achieve corporate goals. For the fiscal year ended April 30, 2005, among the factors considered by the Committee were the recommendations of the CEO with respect to the compensation of the Company’s executive officers.

General Compensation Policy.    The Committee’s fundamental policy is to offer the Company’s executive officers competitive compensation opportunities based upon overall Company performance, their individual contribution to the financial success of the Company and their personal performance. Each executive officer’s compensation package generally consists of: (i) base salary, (ii) cash bonus awards and (iii) long-term stock-based incentive awards.

Base Salary.    The base salary for each executive officer is generally set at the time the officer commences employment based on a review of published surveys, with particular emphasis on general market levels for companies of similar revenue. Periodic merit raises have been awarded to executive officers on a limited basis where the survey data indicated that the officer’s base salary was substantially below that of individuals holding comparable positions.

In preparing the performance graph for this Proxy Statement, the Company has selected the Nasdaq Computer Manufacturer Stocks Index. The companies included in the Company’s salary survey are not necessarily those included in the foregoing index, because compensation information was not available.

Cash Bonuses.    In fiscal 2005, a quarterly cash bonus was paid to each of the executive officers, other than Mr. NeSmith. Mr. NeSmith declined participation in the bonus plan. Mr. Ayers’ bonus is dependent solely on the achievement of specific quarterly revenue objectives. In awarding bonuses to the executive officers, the Committee took into account the Company’s achievement of specific revenue and expense control targets as well as each officer’s achievement of specific personal objectives established at the beginning of each fiscal quarter. One-half of the bonus was based on the Company meeting its specific revenue and expense control targets, and one-half of the bonus was based on each person achieving his specific personal objectives. Actual bonuses paid reflect an individual’s accomplishment of his or her specific objectives as well as the Company’s achievement of the revenue and expense control targets. In addition, Mr. de Simone received a sign-on bonus after completing one year of employment in accordance with the terms of his offer letter.

Long-Term Incentive Compensation.    Generally, a significant option grant is made in the year that an officer commences employment. Thereafter, option grants may be made at varying times and in varying amounts at the discretion of the Committee. Generally, the size of each grant is set at a level that the Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual’s position with the Company, the individual’s potential for future responsibility and promotion, the individual’s performance in the recent period and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual at the Committee’s discretion.

The only option grants that were made to executive officers in fiscal 2005 were grants to an executive officer hired in fiscal 2005 in connection with her commencement of employment.

CEO Compensation.    For the 2005 fiscal year, Mr. NeSmith’s base salary was unchanged from the prior year. Mr. NeSmith declined participation in the officer bonus plan discussed above. Mr. NeSmith was not awarded an option grant in fiscal 2005.

Tax Limitation.    Under the Federal tax laws, a publicly-held company such as Blue Coat will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. To qualify for an exemption from the $1 million deduction limitation, the stockholders approved a limitation under the Company’s 1999 Stock Incentive Plan on the maximum number of shares of Common Stock for which any one participant may be granted stock options per calendar year. Because this limitation was adopted, any compensation deemed paid to an executive officer when he exercises an outstanding option under the 1999 Stock Incentive Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. Since it is not expected that the cash compensation to be paid to the Company’s executive officers for the fiscal year ended April 30, 2006 will exceed the $1 million limit per officer, the Committee will defer any decision on whether to limit the dollar amount of all other compensation payable to the Company’s executive officers to the $1 million cap.

Compensation Committee

David W. Hanna

Andrew S. Rachleff

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Company’s Board of Directors was formed in September 1999, and the members of the Compensation Committee during the fiscal year ended April 30, 2005 were Messrs. Hanna and Rachleff. Mr. Rachleff was not at any time an officer or employee of the Company; Mr. Hanna served as the Company’s interim President and Chief Executive Officer from December 11, 1998 to March 2, 1999. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee serves as the representative of the Board of Directors for general oversight of the Company’s financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations and the Company’s Standards of Business Conduct. The Audit Committee annually appoints an independent registered public accounting firm to audit the financial statements of the Company. In addition, the Audit Committee approves the plan and scope of the annual audits and fees to be paid to the Company’s auditors and meets with them on a regular basis without management present. A more detailed description of the functions of the Audit Committee can be found in the Company’s Audit Committee Charter, attached to this proxy statement as Exhibit A.

The Audit Committee currently consists of Mr. Barth, who was elected to the committee in January 2005, Mr. Hanna and Mr. Rachleff. Mr. Barth is Chairman of the Audit Committee. Mr. Andreessen served on the Audit Committee until January 2005, when he resigned from the Audit Committee. The Audit Committee held eight (8) meetings and acted by written consent in lieu of a meeting on three occasions during the last fiscal year. Mr. Rachleff, a director of the Company since 1997, has notified the Board of Directors that he does not intend to stand for re-election at the 2005 Annual Meeting of Stockholders. As of the date of the 2005 Annual Meeting of Stockholders, Mr. Shiveley will replace Mr. Rachleff as a member of the Audit Committee.

The Company’s management has primary responsibility for preparing the Company’s financial statements and managing its financial reporting process. The Company’s independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”), is responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.

In this context, the Audit Committee hereby reports as follows:

•	The Audit Committee reviewed and discussed the audited financial statements with the Company’s management and the independent auditors.

•	The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on auditing Standard, AU 380), SAS 99 (Consideration of Fraud in a Financial Statement Audit) and other topics as required by the SEC and PCAOB.

•	The Audit Committee has received the written disclosures from its directors and executive officers and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees) and has discussed with the independent auditors their independence.

Aggregate fees for professional services rendered for the Company by Ernst & Young for the years ended April 30, 2005 and 2004, were:

	April 30,
	2005	2004
Audit	$1,064,531	$345,000
Audit Related	0	332,000
Tax	54,373	18,000
All Other	34,771	1,000

TOTAL	$1,153,675	$696,000

The audit fees for the years ended April 30, 2005 and 2004 were for professional services rendered for the annual audit of the consolidated financial statements of the Company, reviews of the Company’s quarterly reports on Form 10-Q, consents, and assistance with review of documents filed with the SEC. Increased audit fees in 2005 compared to 2004 are due to amounts for Ernst & Young’s audit of the Company’s internal control over financial reporting and Ernst & Young’s own audit of our internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

The audit related fees for the year ended April 30, 2004 were principally for accounting consultations and audits in connection with the Company’s acquisition of Ositis Software, Inc.

The tax fees for the years ended April 30, 2005 and 2004 were for services related to tax compliance, including tax advice and tax planning.

The Company’s Audit Committee adopted pre-approval policies and procedures for audit and non-audit services during fiscal year 2004. All audit, audit related, tax and permissible non-audit services are approved in advance by the Company’s Audit Committee to assure they do not impair the independence of the Company’s independent registered public accountants. At the beginning of the fiscal year, management prepares an estimate of all such fees for the duration of the fiscal year and submits the estimate to the Audit Committee for its review and pre-approval. Any modifications to the estimates will be submitted to the Audit Committee for pre-approval at the next regularly scheduled Audit Committee meeting, or if action is required sooner, to the Chairman of the Audit Committee. All fees paid to the Company’s independent registered public accounting firm during fiscal year 2005 were in accordance with this pre-approval policy.

Based on the Audit Committee’s discussion with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended, and the Board of Directors subsequently approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2005, for filing with the Securities and Exchange Commission. The Audit Committee also recommended, and the Board of directors subsequently approved, subject to stockholder ratification, the selection of Ernst & Young LLP, as the Company’s independent registered public accounting firm for the fiscal year ended April 30, 2006.

Each of the members of the Audit Committee is independent, and Mr. Barth and Mr. Hanna each qualify as a financial expert, as such terms are defined under the rules of the Securities and Exchange Commission and the listing standards of the Nasdaq National Market.

Submitted by the following members of the Audit Committee:

James A. Barth

David W. Hanna

Andrew S. Rachleff

STOCK PERFORMANCE GRAPH

Set forth below is a graph illustrating the cumulative total stockholder return on the Company’s Common Stock. The graph compares the Company’s Common Stock between May 1, 2000 and April 30, 2005, with the cumulative total return of the Total Return Index for the Nasdaq Stock Market (US Companies) and the Nasdaq Computer Manufacturer Stocks Index.

The comparisons shown in the graph below are based upon historical data. The Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company’s Common Stock.

COMPARISON OF 5 YEAR TOTAL RETURN*

AMONG BLUE COAT SYSTEMS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE NASDAQ COMPUTER MANUFACTURERS INDEX

	04/28/00	04/30/01	04/30/02	04/30/03	04/30/04	04/30/05
BLUE COAT SYSTEMS, INC.	100.00	7.38	0.82	1.86	12.01	3.88
NASDAQ STOCK MARKET US	100.00	61.85	42.75	27.18	42.87	40.17
NASDAQ COMPUTER MANUFACTURER	100.00	43.26	32.68	28.10	35.50	40.13

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report and Stock Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

The Company’s Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company has also entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

FORM 10-K

THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY’S FORM 10-K REPORT FOR THE FISCAL YEAR ENDED APRIL 30, 2005, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO BLUE COAT SYSTEMS, INC., 650 ALMANOR AVENUE, SUNNYVALE, CALIFORNIA 94085, ATTN: INVESTOR RELATIONS.

Delivery of Documents to Stockholders Sharing an Address

A number of brokers with account holders who are stockholders of the Company will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Blue Coat Systems, Inc., 650 Almanor Avenue, Sunnyvale, California 94085, Attn: Secretary, or contact the Company’s secretary by telephone at (408) 220-2200. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

Information in this electronic message relating to the tax treatment of a taxpayer and/or the tax consequences of one or more transactions (collectively, the “Tax Information”), if any, is not intended to be, and cannot be, used by any direct or indirect recipient of this electronic message to avoid any penalties that may be imposed on such direct or indirect recipient. Additionally, such Tax Information, if any, may have been written to support the promotion or marketing of the transactions addressed in this electronic message. The tax consequences of entering into such transaction(s) will vary depending on the taxpayer’s specific circumstances; accordingly, the direct and indirect recipients of this electronic message should consult their own independent tax advisor with respect to the tax consequences of entering into the transactions discussed herein.

Stockholder Proposals For 2006 Annual Meeting

Stockholder proposals that are intended to be presented at the 2006 Annual Meeting that are eligible for inclusion in the Company’s proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company no later than April 18, 2006 and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company’s proxy statement for that meeting. Stockholders who intend to present a proposal at the 2006 Annual Meeting without inclusion of such proposal in the Company’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, are required to provide advance notice of such proposal to the Company by July 3, 2006. Such stockholder proposals should be addressed to Blue Coat Systems, Inc., 650 Almanor Avenue, Sunnyvale, California 94085, Attn: Kevin S. Royal, Senior Vice President and Chief Financial Officer. Stockholders are advised to review the Company’s Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

OTHER MATTERS

The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Cameron S. Laughlin

Cameron S. Laughlin

Secretary

Sunnyvale, California

August 17, 2005

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

SEE REVERSE

DETACH HERE ZBCS62

PROXY

BLUE COAT SYSTEMS, INC.

650 Almanor Avenue, Sunnyvale, California 94085

This Proxy is Solicited on Behalf of the Board of Directors of Blue Coat Systems, Inc. for the Annual Meeting of Stockholders to be held on September 20, 2005

The undersigned holder of Common Stock, par value $.0001, of Blue Coat Systems, Inc. (the “Company”) hereby appoints Brian M. NeSmith and Kevin S. Royal, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, September 20, 2005 at 10:00 a.m. local time, located at the headquarters of the Company at 650 Almanor Avenue, Sunnyvale, California, 94085, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, FOR PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

SEE REVERSE

SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Date:

BLUE COAT SYSTEMS, INC.

C/O COMPUTERSHARE P.O. BOX 8694 EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet

Log on to the Internet and go to http://www.eproxyvote.com/bcsi

OR

Vote-by-Telephone

Call toll-free

1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

ZBCS61

Please mark votes as in this example.

#BCS

1. To elect the following directors to serve for a term ending upon the 2006 Annual Meeting of Stockholders or until their successors are elected and qualified: Nominees: (01) James A. Barth, (02) David W. Hanna, (03) Brian M. NeSmith, (04) Jay W. Shiveley III

FOR ALL

NOMINEES

WITHHELD FROM ALL NOMINEES

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent accountants for the fiscal year ending April 30, 2006.

For all nominee(s) except as written above

FOR AGAINST ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.

Signature:

Date:

Signature (if held jointly):